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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                         FORM 8-K


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):
                     February 5, 1997



                   MEDICAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



     Delaware             0-20440             13-3584552
   (State or other       (Commission            (I.R.S.Employer
   jurisdiction)          File Number)         Identification No.)


155 State Street, Hackensack, New Jersey   07601
(Address of principal executive offices)   (Zip Code)


  Registrant's telephone number, including area code (201) 488-6230


                        N/A

(Former name and former address, if changed since last report)

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Item 4.   Changes in Registrant's Certifying Accountant

     On February 5, 1997, on the recommendation of its Audit
Committee, Medical Resources, Inc. (the "Company") dismissed Ernst & Young LLP ("Ernst & Young") as the Company's accountant.

     During the two most recent fiscal years and any subsequent interim period (the "Reporting Period"), none of Ernst & Young's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Reporting Period, there were no matters of disagreement with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference thereto in their report.

     The Company has requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated February 7, 1997, is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits


16   Letter of Ernst & Young LLP regarding its concurrence with the disclosure under Item 4 of this Form 8-K.
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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MEDICAL RESOURCES, INC.
                                   Registrant


                                   By: /s/ John P. O'Malley, III
                                       -------------------------
                                       Chief Financial Officer


Date:  February 5, 1997

90389
EX-16
Letter of Ernst & Young LLP



February 7, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:


     We have read Item 4 of Form 8-K dated February 5, 1997 of Medical Resources, Inc. and are in agreement with the statements contained in paragraphs 2 and 3 of Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                   /s/  Ernst & Young LLP